Exhibit 3.1

AMENDMENT NO. 1 TO
The Amended and Restated by-laws OF
Celldex Therapeutics, Inc.

This Amendment (this “Amendment”) to the Amended and Restated By-Laws (the “By-Laws”) of Celldex Therapeutics, Inc., a Delaware corporation (the “Corporation”), has been adopted and approved by the Board of Directors of the Corporation on January 25, 2022 and is effective as of January 25, 2022. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the By-Laws.

1.          The By-Laws are hereby amended by inserting the following new Section 13 to Article III:

SECTION 13. PROXY ACCESS.

(a)          Inclusion of Stockholder Nominee in Proxy Statement. Subject to the provisions of this Section 13, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 13 (each a “Stockholder Nominee”) provided:

(i)          timely written notice of such Stockholder Nominee satisfying this Section 13 (“Notice of Proxy Access Nomination”) is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Notice of Proxy Access Nomination is delivered, satisfy the ownership and other requirements of this Section 13 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”);

(ii)         the Eligible Stockholder expressly elects in writing at the time of providing the Notice of Proxy Access Nomination to have its Stockholder Nominee included in the Corporation's proxy statement pursuant to this Section 13; and

(iii)        the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 13.

(b)          Timely Notice. To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, not later than 120 days nor more than 150 days prior to the first anniversary of the date (as stated in the Corporation's proxy materials) that the Corporation's definitive proxy statement was first sent to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, the Notice of Proxy Access Nomination must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of: (i) the 120th day prior to such annual meeting; or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice of Proxy Access Nomination.

(c)          Information to be Included in Proxy Statement. In addition to including the name of the Stockholder Nominee in the Corporation's proxy statement for the annual meeting, the Corporation shall also include (collectively, the “Required Information”):

(i)          the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation's proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder; and

(ii)         if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee, which must be provided at the same time as the Notice of Proxy Access Nomination for inclusion in the Corporation's proxy statement for the annual meeting (a “Supporting Statement”).

Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy materials any information or Supporting Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation, or listing standard. Additionally, nothing in this Section 13 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee.

(d)          Stockholder Nominee Limits. The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation's proxy statement pursuant to this Section 13 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation's proxy statement with respect to a meeting of stockholders shall not exceed the greater of: (x) two; or (y) 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 13 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that:

(i)          in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced;

(ii)         any Stockholder Nominee who is included in the Corporation's proxy statement for a particular meeting of stockholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, shall be ineligible to be included in the Corporation's proxy statement as a Stockholder Nominee pursuant to this Section 13 for the next two (2) annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election; and

(iii)        any director in office as of the nomination deadline who was included in the Corporation's proxy statement as a Stockholder Nominee for any of the two (2) preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number.

In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds the Permitted Number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation's proxy statement until the Permitted Number is reached, going in order of the amount (from greatest to least) of voting power of the Corporation's capital stock entitled to vote on the election of directors as disclosed in the Notice of Proxy Access Nomination. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)          Eligibility of Nominating Stockholder; Stockholder Groups. An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the outstanding shares of the Corporation entitled to vote in the election of directors (the “Required Shares”) as of both the date the Notice of Proxy Access Nomination is delivered to or received by the Corporation in accordance with this Section 13 and the record date for determining stockholders entitled to vote at the meeting and must continue to own the Required Shares for at least one (1) year following the date of the annual meeting and deliver a statement regarding the Eligible Stockholder's intent with respect to continued ownership of the Required Shares for at least one (1) year following the annual meeting. For purposes of satisfying the ownership requirement under this Section 13, the voting power represented by the shares of the Corporation's capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years. Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 13 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 13(e). With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 13.

(f)          Funds. A group of two or more funds shall be treated as one stockholder or person for this Section 13 provided that the other terms and conditions in this Section 13 are met (including Section 13(h)(v)(A)) and the funds are:

(i)          under common management and investment control;

(ii)         under common management and funded primarily by the same employer (or by a group of related employers that are under common control); or

(iii)        a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(g)          Ownership. For purposes of this Section 13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation's capital stock as to which the person possesses both:

(i)          the full voting and investment rights pertaining to the shares; and

(ii)         the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(A)          sold by such person or any of its affiliates in any transaction that has not been settled or closed,

(B)          borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or

(C)          subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation's capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such person's or affiliates’ full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. An Eligible Stockholder's ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on three (3) business days’ notice and recalls such loaned shares not more than three (3) business days after being notified that any of its Stockholder Nominees will be included in the Corporation's proxy statement. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 13, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(h)          Nomination Notice and Other Eligible Stockholder Deliverables. An Eligible Stockholder must provide with its Notice of Proxy Access Nomination the following information in writing to the Secretary of the Corporation:

(i)          one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide:

(A)          within five (5) business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder's continuous ownership of the Required Shares through the record date, and

(B)          immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders;

(ii)          the Eligible Stockholder's representation and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 13):

(A)          intends to continue to satisfy the eligibility requirements described in this Section 13 through the date of the annual meeting, including a statement that the Eligible Stockholder intends to continue to own the Required Shares for at least one (1) year following the date of the annual meeting,

(B)          acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,

(C)          has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 13,

(D)          has not engaged and will not engage in, and has not and will not be, a “participant” in another person's “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee,

(E)          will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation,

(F)          has provided and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,

(G)          agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation's stockholders or out of the information that the Eligible Stockholder provides to the Corporation,

(H)          agrees to indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 13,

(I)          will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation's stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and

(J)          will comply with all other applicable laws, rules, regulations, and listing standards with respect to any solicitation in connection with the meeting;

(iii)        the written consent of each Stockholder Nominee to be named in the Corporation's proxy statement, and form of proxy and ballot and, as a nominee and, if elected, to serve as a director;

(iv)        a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(v)         in the case of a nomination by a group of stockholders that together is an Eligible Stockholder:

(A)          documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in Section 13(f) to be treated as one stockholder or person for purposes of this Section 13, and

(B)          the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(vi)        if desired, a Supporting Statement.

(i)          Stockholder Nominee Agreement. Each Stockholder Nominee must:

(i)          complete, sign, and submit all questionnaires required of the Corporation's Board of Directors within five (5) business days of receipt of each such questionnaire from the Corporation; and

(ii)         provide within five (5) business days of the Corporation's request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Stockholder Nominee meets the requirements of this Section 13 or the Corporation's requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether:

(A)          such Stockholder Nominee is independent under the independence requirements, including the committee independence requirements, set forth in the listing standards of the stock exchange on which shares of the Corporation's capital stock are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the “Independence Standards”),

(B)          such Stockholder Nominee has any direct or indirect relationship with the Corporation that has not been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and

(C)          such Stockholder Nominee is not and has not been subject to: (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(j)          Eligible Stockholder/Stockholder Nominee Undertaking. In the event that any information or communications provided by the Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. Notwithstanding the foregoing, the provision of any such notification pursuant to the preceding sentence shall not be deemed to cure any defect or limit the Corporation's right to omit a Stockholder Nominee from its proxy materials as provided in this Section 13.

(k)          Exceptions Permitting Exclusion of Stockholder Nominee. The Corporation shall not be required to include pursuant to this Section 13 a Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation):

(i)          if the Eligible Stockholder who has nominated such Stockholder Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 13, or has or is engaged in, or has been or is a “participant” in another person's, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee;

(ii)         if the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for directors in Section 2 of this Article III;

(iii)        who is not independent under the Independence Standards;

(iv)        whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Corporation’s Certificate of Incorporation, Corporate Governance Guidelines, Code of Business Conduct and Ethics, or other document setting forth qualifications for directors, the listing standards of the stock exchange on which shares of the Corporation's capital stock is listed, or any applicable state or federal law, rule, or regulation;

(v)         if the Stockholder Nominee is or becomes a party to (1) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation; or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law;

(vi)        if the Stockholder Nominee is or becomes a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person's nomination for director or service as a director that has not been disclosed to the Corporation;

(vii)       who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(viii)      who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(ix)         who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act; or

(x)          if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 13.

(l)          Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation; and the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder if:

(i)          the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 13, as determined by the Board of Directors or the person presiding at the meeting; or

(ii)         the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 13.